Exhibit 99

(Welcome and Safe Harbor from Carol Merry, Investor Relations)

Good morning. Thank you for joining us for the First Defiance Second Quarter 2005 Results Conference Call . This call is also being Webcast and will be available at the First Defiance Web site at www.fdef.com, until August 31.
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This morning we will begin with comments on the results and the company's outlook from Bill Small, Chairman, President and CEO of First Defiance, followed by a report on the financial performance by Jack Wahl, the company's Executive Vice President and Chief Financial Officer. Before we begin, I'll make a Safe Harbor statement for the call.

During this call, management may make certain statements that are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could vary materially because of factors discussed in yesterday's news release, in the management discussion and analysis section of the company's Form 10-K or in other reports and filings with the Securities and Exchange Commission. First Defiance Financial Corp. does not undertake any duty to update any forward-looking statements.

And now I'll turn the call over to Mr. Small for his comments.


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                                                                      Exhibit 99

(Commentary from William J. Small, Chairman, President and CEO, First Defiance)

Good morning and thank you for joining us for the First Defiance Financial Corp. second quarter conference call. Last night we issued our earnings release with our 2005 second quarter results and this morning we would like to discuss those results with you and answer any questions that you might have. I will begin with an overview of the quarter, followed by Jack Wahl, Executive Vice President and CFO, who will give you more financial detail on our performance during the quarter and through the first half of the year.

In our release we reported GAAP earnings of $2.0 million or $0.28 per diluted share for the second quarter of 2005. Those results include the one-time charges relating to the completion of the acquisition and conversion of Genoa Savings, which took place on April 8, 2005 as well as a small amount of additional acquisition related costs associated with the January 21, 2005 acquisition of ComBanc. Factoring out the expenses related to the two transactions, income from continuing operations would have been $3.6 million or $0.51 per diluted share for the quarter. This compares to $3.1 million or $0.49 per diluted share in the second quarter of 2004.

The strengths of the 2005 second quarter mirrored the primary drivers of the first quarter of this year. Strong loan growth and better deposit mix produced an increase in net interest margin and credit quality remains good, even in light of the increased classified loans that came on the books as a result of the two acquisitions made in the


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                                                                      Exhibit 99


first half of this year. We did benefit from gains on sales of securities again during the second quarter, but these security sales were driven by the desire to realign the securities portfolio for the future in anticipation of rising rates. The biggest drawback for the period was the increased expense was not matched by overall production increases to keep our efficiency ratio in line.

Loan growth continued at a strong pace throughout the second quarter of 2005, especially in the categories of commercial loans and commercial real estate loans. On the consumer side, home equity loans also continued strong growth. Many of the loans in each of these categories are prime based and have benefited us with increasing yields as a result of the Fed rate increases to date. While some of this increase in loan balances is a result of the two acquisitions, we had projected 16% organic loan growth for 2005 and we remain on pace to reach that target.

On the deposit side of the balance sheet we continue to make progress in improving our mix as we seek to increase the non-interest bearing commercial and retail DDA's. Non-interest bearing deposits average balances grew over $37 million compared to the second quarter of 2004 and even though part of this is due to the acquisitions, 40% of that increase was organic. The ability to attract non-interest bearing deposits must continue to be our focus going forward as interest rates on other deposits continue to see upward pressure.

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                                                                      Exhibit 99


The change in mix on both the asset and liability sides of the balance sheet, along with the continued rate increases by the Fed resulted in net interest margin improvement through the second quarter of this year. This along with the improved mix produced solid net interest income for the quarter.

The strong loan growth that we experienced during the quarter once again came with strong credit quality ratios. While our reported credit quality ratios at First Defiance as of June 30, 2005 are not as good as what we have historically reported, that is the result of non-performing loans that came on the books through the acquisitions, rather than a deterioration of our existing portfolio. In fact, the non-accrual loans at the end of the quarter from the First Defiance originations were lower than they have been in over a year. As we have said throughout the acquisition process we were very aware of the credit quality of the loans that we were taking on and remain confident that we have fully reserved for them and have implemented procedures to address and improve those segments of our portfolio.

The increase in non-interest income in the quarter was aided by the gain on securities sales, transactions that as I mentioned earlier are part of our business plan for a rising rate environment, and increases in service fee income. These increases were offset somewhat by lower than projected income from our insurance and investment subsidiary primarily due to lower investment sales revenue.

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                                                                      Exhibit 99


Non-interest expense was up significantly in second quarter 2005 over the same period last year. Net of the one time charges related to the acquisitions and some MSR impairment charges we still had significant increases particularly in compensation where the additional staffing for the new offices as well as additional support staffing are reflected. We need to make sure that we get the revenue production up to speed with all of our new production personnel as soon as possible to offset this expense and improve our efficiency.

I will now ask Jack Wahl to give you the financial details for the quarter and year to date before I wrap up with an overview of the second half of 2005. Jack...

(Commentary from John C. Wahl, EVP and CFO, First Defiance)

Thanks Bill and good morning everyone.

As Bill mentioned, our earnings for the quarter were $2.0 million or $0.28 per share on a GAAP basis and $3.6 million or $0.51 per share on a core operating basis. By comparison, last year's second quarter was $3.1 million or $0.49 per diluted share. Core operating earnings excludes the after-tax effect of acquisition related costs and other one-time items. If you also exclude the impact of securities gains, which were $515,000 in the 2005 second quarter and $293,000 in the 2004 second quarter, and mortgage servicing rights impairment adjustments, which decreased income by $95,000 in the 2005 second quarter and increased income by $524,000 in the 2004 period, our

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                                                                      Exhibit 99


earnings per share after tax would have been $0.47 in the 2005 second quarter compared with $0.41 in the 2004 second quarter, a period over period improvement of almost 15% but somewhat disappointing results non the less.

On the plus side of the results for the quarter, net interest income increased by 43% over last year and our margin remains strong. On the down side, non-interest income growth was less than expected for the quarter and our non-interest expenses were higher than we budgeted them to be.

Net interest income for the second quarter of 2005 increased to $11.7 million from just $8.1 million in the second quarter of 2004 and our net interest margin improved by 31 basis points to 3.87% this past quarter from 3.56% in the second quarter of last year. In addition to growth in net interest income resulting from the acquisitions, we have benefited from an improved mix between loans and investment securities. During the 2004 second quarter, investment securities made up 16% of interest earning assets while loans comprised 82% of the average balance. In the 2005 second quarter, investment securities made up just 10% of the average balance of interest earning assets while loans which have a higher yield comprised 87.5% of the total. This change in mix is due to our very strong loan growth, a trend that we expect to continue, and our willingness to take gains in the investment portfolio when opportunities present themselves. We've essentially invested the proceeds from our securities gains in loans rather back in securities. I expect that we will reinvest some of those funds back in investment securities when the yield curve steepens.

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                                                                      Exhibit 99


Overall, the yield on our average interest earning assets has gone up 45 basis points, from 5.61% to 6.06% between the second quarter of last year and this year while the cost of interest bearing liabilities has increased by just 13 basis points during the same period, to 2.41% from 2.28%. As a result, interest rate spread has improved by 32 basis points to 3.65%.

Also aiding the margin has been continued growth in our non-interest bearing checking accounts, which had an average balance of $91.9 million during the 2005 second quarter, up from just $54.8 million in the second quarter of last year. Of that $37.1 million increase, $17.7 million was due to the ComBanc acquisition, $4.6 million was acquired as part of the Genoa Savings acquisition, and almost $15 million has resulted from Company initiatives to grow these balances. In terms of percentage growth, our non-interest-bearing balances grew organically by over 25% between last year's second quarter and this year's second quarter. In terms of percentage of total deposits, for the second quarter of 2005 our non-interest bearing deposits comprised 8.75% of total deposits, an improvement over the same period of 2004 where non-interest bearing deposits were just 7.4% of total deposits. Our goal over time is to increase that percentage so we are in line with our bank peer group in the 13% to 15% range

Looking at the net interest income results for the six month year-to-date period results in a similar picture. In total our net interest income is up by nearly $6 million or 36.8% and our margin has improved to 3.85% from 3.57%.

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                                                                      Exhibit 99


Elsewhere in our income statement, as I noted, we recognized $515,000 of gains from investment securities during the just completed quarter, up from $293,000 in the second quarter of last year. Part of our strategy in this area is to try and offset anticipated MSR impairment with securities gains. However, in the end, impairment ended up being much less than we initially anticipated.

Excluding securities gains, our non-interest income increased by just $56,000 between the 2004 and 2005 second quarters. Service fee income is up by $382,000 but gains from loan sales is down by $216,000 between the two periods and insurance and investment sales commissions are down by $173,000. Our mortgage loan production for the quarter was up over last year by more than 12% but a higher percentage of our mortgage originations have been adjustable rate loans which we generally keep in the portfolio. Year-to-date we have sold only 65% of our production instead of the 75% that we expected to sell and the margin we realize on those sales has been slightly below our target levels. In looking at our insurance and investment commission income, our property and casualty and group health lines are performing about where they were expected but our sale of non-insured deposit products is well behind both budget and 2004 levels, a situation that is exacerbated by the fact that we hired two new investment representatives late in 2004 and early in 2005 whose production levels haven't yet ramped up.

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                                                                      Exhibit 99


On the expense side, we initially projected that first-year cost savings of $1.1 million and $1.3 million would be realized in the ComBanc and Genoa Savings acquisitions respectively. Those amounts translated to quarterly savings on a pre-tax basis would amount to approximately $275,000 for ComBanc and $300,000 for Genoa Savings in the 2005 second quarter. Actual quarterly cost savings realized based on ComBanc's 2004 annual expenses were $200,000 while actual Genoa Savings cost savings realized for the second quarter were in the projected range. From the standpoint of our operating results, these savings were offset by increased costs in other places. For example, we added new commercial lenders in the Findlay and Toledo markets earlier this year and incurred their salary and benefit costs for the full quarter but their loan production is just now starting to hit the books. We also have added two producers in the cash-management area and two new investment representatives at First Insurance and incurred the wages for those individuals in the second quarter with very little revenue as their production ramps up. Also our benefits costs were about $150,000 higher than what we expected due to some large health care claims and unanticipated adjustments to our deferred compensation plan. We anticipate that we'll have similar expenses in those areas in both the third and fourth quarters. Also the amortization of the core deposit intangibles for both acquisitions was higher than we originally anticipated by more than $150,000 in the 2005 second quarter.

Looking ahead to the second half of the year, we had originally budgeted net income of approximately $1.15 to $1.20 for that six month period. Based on June's results, we think that we'll be close to our targets for both net interest income and non interest

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                                                                      Exhibit 99


income but that non interest expense could be higher than originally expected for the balance of the year by between $600,000 and $750,000 or between $0.06 and $0.08 per share after tax. That would put our estimate of full year's earnings at somewhere between $2.08 and $2.15 per share, which implies earnings in the second half of between $1.07 and $1.14 per share.

That concludes my remarks this morning. I'll now turn the call over to Bill for some final comments and then we'll try and answer your questions.

(Commentary from William J. Small)

Thank you Jack. I mentioned earlier, the closing and conversion of Genoa Savings took place during the second quarter and was the second acquisition we completed this year. I am very pleased to report that this acquisition went as smoothly as the Commercial Bank transaction in January thanks to the hard work and dedication of many of our staff members. We now look forward to continuing the integration process with these new offices as we continue to build a bigger and stronger franchise. Based on early indications, we feel that both of these new markets have the tremendous growth potential both for deposits and loans that we anticipated.

Deposit growth will continue to be a focus, especially the need to increase the non-interest bearing balances. The deposit market has gotten more and more competitive

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                                                                      Exhibit 99


over the last year and pricing pressure continues to build. Achieving our deposit mix objectives will be critical to maintaining net interest margin improvement.

As I mentioned earlier, we feel that loan growth targets are achievable. We have added additional lenders to the staff and we expect to see their production numbers start to grow as they become fully integrated.

We will put renewed focus on efficiency going forward. We placed so much attention on the acquisitions and the integration process that we probably diverted too much attention from the overall efficiency of the company. We know that we must get this back in line and are committed to doing that.

I want to thank you for joining us on the call this morning and now we will be happy to take your questions.